                                                            EXHIBIT 21


             SIGNIFICANT SUBSIDIARIES OF UNION PACIFIC CORPORATION
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
                                                   STATE OF
NAME OF CORPORATION                                INCORPORATION
-------------------                                -------------
Overnite Transportation Company.............         Virginia
Union Pacific Railroad Company..............         Utah
Missouri Pacific Corporation................         Delaware
Missouri Pacific Railroad Company...........         Delaware
Resources Holdings, Inc.....................         Delaware
Union Pacific Finance Company...............         Delaware
Union Pacific Resources Company.............         Delaware
Union Pacific Resources Group Inc...........         Utah
Union Pacific Technologies, Inc.............         Delaware
Skyway Freight Systems, Inc.................         California